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                                                                    Exhibit 5.1


                         [GUNDERSON DETTMER LETTERHEAD]

                                 July 13, 1998

Arbor Software Corporation
1344 Crossman Avenue
Sunnyvale, California 94089

          Re: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 as filed by Arbor Software Corporation (the "Company") with the Securities and Exchange Commission on June 18, 1998, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock (the "Shares") to be issued to the stockholders of Hyperion Software Corporation ("Hyperion") in connection with the merger of a wholly owned subsidiary of the Company with and into Hyperion. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                          Very truly yours,

                                          /s/ GUNDERSON DETTMER STOUGH
                                            VILLENEUVE FRANKLIN & HACHIGIAN, LLP

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                                          GUNDERSON DETTMER STOUGH
                                          VILLENEUVE FRANKLIN & HACHIGIAN, LLP